NEWS RELEASE

The Manitowoc Company Announces the Termination of its
Potential Joint Venture with Shantui Investment Co., Ltd.

MANITOWOC, Wis. - September 16, 2013 - The Manitowoc Company, Inc. (NYSE: MTW) today announced that Shantui Investment Co., Ltd. (“Shantui”) has terminated its agreement with Manitowoc's subsidiary, Manitowoc Crane Group Asia Pte Ltd. to enter into a joint venture contract with respect to the truck crane business currently operated as Manitowoc Dong Yue Heavy Machinery Co., Ltd. (“Manitowoc Dong Yue”). In terminating the agreement to pursue the joint venture relationship, Shantui cited China's economic restructuring and the sharp decline in the construction machinery market in China, which have adversely impacted Shantui, have affected governmental investment policies and investment ideas in the construction industry, and which in turn have led to delays in obtaining the necessary governmental approvals for the joint venture.

“We are disappointed with Shantui's decision and the fact that the Chinese government did not act to timely approve our potential joint venture as we believed that there was enormous potential presented by the successful collaboration of Manitowoc and Shantui in the truck crane industry,” said Glen E. Tellock, Manitowoc's chairman and chief executive officer. “In the meantime, we will evaluate our options with our current partner, Tai'an Taishan Heavy Industry Investment Co., Ltd., with respect to the future of the Manitowoc Dong Yue business.”

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 115 manufacturing, distribution, and service facilities in 26 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world's leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2012, Manitowoc's revenues totaled $3.9 billion, with more than half of these revenues generated outside of the United States.

Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	uncertainties associated with the Manitowoc Dong Yue truck crane business;

•	economic conditions and related risks in China;

•	the present and future condition of the construction machinery industry and its related markets in China;

•	the ability to complete acquisitions, divestitures, strategic alliances, and joint ventures; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720